EXHIBIT 10.29

                              Amended and Restated
                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT made as of the 1st day of March, 1996 and amended and restated as of November 26, 1997 (the "Restatement Date"), between Desa International, Inc. whose principal place of business is located at 2701 Industrial Drive, Bowling Green, Kentucky 42101 (hereinafter called the "Corporation"), and JOHN M. KELLY (hereinafter called the "Employee"), residing at 1142 Grider Pond Road, Bowling Green, Kentucky 42104.

                               W I T N E S S E T H

                  The Corporation, as directed by the Board of Directors, desires to secure the services of the Employee in an executive capacity for a period commencing on March 1, 1996 (the "Effective Date"), on the terms and conditions and subject to the rights of earlier termination hereinafter set forth, and the Employee is willing to accept employment on such terms and conditions, thereby canceling and superseding any existing employment agreements.

                  In consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto have agreed and do hereby agree as follows:

                  1. Employment. The Corporation hereby employs the Employee in the capacity of Executive Vice President (with the duties, responsibilities and authority of such offices as exist on the date of this Agreement and as further defined by the current By-Laws of the Corporation), reporting only to the Chairman, President and the Board of Directors of the Corporation, and the Employee hereby accepts and agrees to serve the Corporation, its divisions, and subsidiaries, if any, on a full time basis, and to perform such duties of an executive nature, including any reasonable business travel incident thereto, as Employee is directed by the Chairman to perform on behalf of the Corporation at its principal office in Bowling Green, Kentucky, for a period commencing on the Effective Date and ending three (3) years after the Restatement Date (the "Employment Period"), unless earlier terminated in accordance with Section 8 of this Agreement. Unless the Chairman shall give written notice of termination of the Agreement at least six (6) months prior to its termination, this Agreement shall automatically renew for successive one year terms. Subject to the authority of the Board of Directors, Employee shall have supervision and control over, and responsibility for, sales, marketing and engineering for the Corporation consistent with its long range business plan, and shall have such

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other powers and duties as may be from time to time  prescribed  by the Chairman of the Corporation. Prior to the close of each fiscal year during the term hereof, the Chairman shall establish and deliver to Employee written performance goals for the Employee for the succeeding fiscal year (the "Performance Goals"). Employee's rights, duties and responsibilities shall be commensurate with his
position.  Employee's  performance  of  his  duties  hereunder,   including  the
determination of whether the Performance Goals have been achieved, shall be subject to review only by the Chairman of the Corporation. Such a review shall be conducted in good faith at least annually during the term of this Agreement by the Chairman and shall bind both Employee and the Corporation in the absence of wilful misconduct. Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices and as a director of any of the Corporation's subsidiaries, provided, however, that the Employee shall not be required to serve as an officer or director of any subsidiary if such service would expose him to adverse financial, legal or other consequences; and provided, further, that Employee acknowledges that the Corporation shall not be deemed to be in breach of this Section 1 or of the final sentence of Section 8 if Employee declines to serve as an officer or director of any subsidiary.

                  Employee shall not be required to relocate his present home, and the principal offices of the Corporation shall not be moved from Bowling Green, Kentucky during the Employment Period.

                  2. Employment Service. During the Employment Period, the Employee shall devote his business time, energy and skill (reasonable vacations and reasonable absences because of sickness and other personal necessity excepted) to render services for the Corporation or its divisions and subsidiaries, if any, and in the promotion of their collective interests. During the Employment Period, the Employee shall not engage in any other business activities, duties, or pursuits which interfere with his employment hereunder or detrimentally affect the performance of his employment services hereunder. Upon the reasonable request of the Corporation, the Employee shall cease any business, activities, duties or pursuits detrimentally affecting the Employee's performance of his duties hereunder or interfering with his employment hereunder. This provision shall not be deemed to prohibit the Employee from engaging in a reasonable

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amount of activities in trade  associations  and  professional  organizations or participating in private  investments  provided such activities do not interfere
with  Employee's   employment  hereunder  or  materially  adversely  affect  the performance of Employee's duties hereunder. During the Employment Period and subject to Section 11 hereof, the Employee shall not own or hold any securities in, or be employed by or render any consulting or similar services to, any company directly or indirectly competing with the business of the Corporation or any division or subsidiary thereof, as such business is constituted on the date of determination, in an amount which, in the reasonable judgment of the Corporation, would result in a conflict of interest. For purposes of this
Section 2, Ownership of less than five percent (5%) of the issued and outstanding stock of a corporation, the securities of which are listed upon a national securities exchange or regularly included in a national list of over-the-counter securities as it may be from time to time published in a newspaper of general publication, shall not be deemed to create a conflict of interest.

                  3.       Compensation.

                           (a) From and after the Restatement Date, the Employee
shall be entitled to receive by way of remuneration for his services a salary of not less than Two Hundred and Ninety-Two Thousand Dollars ($292,000) per year, payable in bi-monthly installments (hereinafter "Regular Remuneration"). Salary, bonus and all other payments to Employee pursuant to the Agreement shall be subject to withholding and other applicable taxes. Annual increases in Regular Remuneration will be at the discretion of the Board of Directors of the Corporation; provided, however, that in the absence of adverse factors, circumstances or information relating to Employee's performance of his duties or the Corporation, Employee shall receive an increase of no less than 8% of his prior years salary effective on November 30 of each year (beginning November 30, 1998) during the Employment Period. In addition, the Board of Directors of the Corporation shall review Employee's Regular Remuneration no less frequently than annually, taking into account increases in the profitability of the Corporation or increased responsibilities occasioned by growth in the size and complexity of the Corporation's business, whether caused by growth in existing business operations or by acquisition or creation of additional operations, and such other factors as the Board of Directors deems appropriate, in order to determine whether Employee's then-effective Regular Remuneration is adequate.

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                           (b) (i) An  executive  bonus plan (the "EBP") will be
instituted for fiscal 1999, 2000, 2001, 2002 and 2003, containing substantially the provisions set forth in Exhibit A-1 hereto. In the event that the Corporation or its parent, DESA Holdings Corporation, disposes of a material operating subsidiary or division or separately identifiable business unit, the EBP shall be reviewed by the Board of Directors and revised to the extent necessary to provide management, including Employee, with a bonus plan that is substantially equivalent in format and provides a substantially equivalent benefit in light of such disposition. Employee acknowledges that in the event of such a disposition, the bonus payable under the EBP may decrease. (ii) In the event that the Corporation or its parent, DESA Holdings Corporation, acquires, directly or indirectly, the stock or substantially all of the assets of another corporation or other entity, or any division or separately identifiable business unit thereof, the EBP will be amended by mutual agreement of the Participants (defined therein) and the Corporation, as directed by the Board of Directors, to adjust the EBITDA targets and Bonus Pools to reflect the effects of such transaction on the Corporation. (iii) The Board of Directors shall determine the contents of the EBP, and the method of determining any bonuses to be paid thereunder, for fiscal years 2004 and thereafter. In the event of the death or termination of employment of the Employee during the term hereof, Employee's share of the EBP for such period in which death or termination occurred shall be
(i), if determined appropriate by the Board of Directors, reserved for distribution to such Employee's successor or (ii), if determined appropriate by the Board of Directors or if not committed for distribution to such Employee's
successor   within  six  months   thereafter,   allocated  among  the  remaining
Participants (as defined in the EBP) employed by the Corporation, pro rata, in proportion to how the remaining Participants are then sharing in the EBP. Except as provided herein, the EBP for fiscal years 1999 - 2003 as set forth on Exhibit A-1 hereto shall not be amended or modified by the Corporation in a manner that reduces any benefit of Employee thereunder during the Employment Period.

                  4.       Expenses and Fringe Benefits.

                           (a)  The  Employee   shall  be  reimbursed   for  the
reasonable authorized expenses incurred by the Employee in the performance of his duties hereunder.

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                           (b) The  Employee  shall also be  entitled to receive
the Fringe Benefits set forth on Exhibit B hereto. The Corporation agrees that, without the Employee's written consent, it will not make any material changes in such benefits which would materially adversely affect the Employee's right to receive or eligibility to participate in such benefit plans or the amounts, timing or terms of such benefits; provided, however, the Corporation shall not be in breach of this provision if it institutes an alternative benefits plan or program with substantially equivalent benefits.

                  5. Trade Secrets and Confidentiality. The Employee agrees that he will not at any time, either during the term of this Agreement or thereafter, knowingly divulge to any person, firm or corporation any confidential or privileged information received by him during the course of his employment, or prior to the date hereof, with regard to the financial, business or other affairs of the Corporation, its predecessors, its officers, directors, or stockholders, or any subsidiary, customer or supplier of the Corporation, and all such information shall be kept confidential and shall not, in any manner be revealed to anyone except as may otherwise be required by law and provided further that nothing herein shall be construed to prohibit the Employee from divulging information in the ordinary course of the business of the Corporation. The Employee further agrees that he will not knowingly divulge to any person, firm or corporation, either during the term of this Agreement or thereafter, or make known either directly or through another, to any person, firm or corporation, any trade secret or confidential knowledge or privileged procedures of the Corporation except as may be otherwise required by law and provided further that nothing herein shall be construed to prohibit the Employee from divulging (i) information in the ordinary course of the business of the Corporation or (ii) information which was or has become or hereafter becomes generally available to the public. Any breach of the terms of this paragraph or of Section 9 hereof shall be a material breach of this Agreement.

                  6. Property of The Corporation. The Corporation shall be entitled to the sole benefit and exclusive ownership of any trademarks, trade names, marketing or advertising concept or strategy, any design patents, or any inventions or improvements in plant, machinery, processes, or other things used in the business of the Corporation that may be developed, made, or discovered by the Employee while he is in the service of the Corporation, and the Employee shall

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do all acts and things necessary or required to give the Corporation the benefit of this Section. The Employee agrees that he will not use any property of the Corporation except in furtherance of his duties hereunder.

                  7. Death or Disability. If the Employee dies during the Employment Period, all obligations of the Corporation under this Agreement (other than obligations for accrued Regular Remuneration hereunder) shall cease, except that the Employee's estate shall be entitled to continue to receive the Regular Remuneration set forth in Paragraph 3(a) hereof for a period of twelve
(12) months after death. If during the Employment Period, the Employee shall become physically or mentally disabled to the extent that he is, in the reasonable opinion of a recognized medical expert selected by the Corporation, unable to continue the proper performance of his duties hereunder for a continuous period of one hundred eighty (180) days, the Employee's employment hereunder shall thereupon cease and terminate but the Corporation's obligation under Paragraph 3(a) hereof with respect to Regular Remuneration shall continue in full force and effect for twelve (12) months after determination of disability; provided, however, that such remuneration shall be offset by any amounts received by the Employee from insurance or other benefits provided by the Corporation other than pursuant to this Agreement.

                  8. Termination of Services. The Board of Directors of the Corporation shall have the right on behalf of the Corporation to terminate the Employee's employment for Cause (as hereinafter defined in clauses (a) and (b) of this sentence) during the Employment Period (a) immediately upon and the Corporation shall have no further obligation hereunder after the conviction or admission of Employee of a felony or a crime involving moral turpitude under the laws of any state in the United States or the federal laws of the United States, or fraud, misappropriation or embezzlement of the assets of the Corporation or any subsidiary thereof; or (b) upon not less than thirty (30) days written notice specifying in reasonable detail (i) any failure by Employee to fulfill his duties and responsibilities set out in Sections 1 and 2 of this Agreement (other than due to death or disability), or failure to perform in accordance with the Performance Goals in any material respect as determined by the Chairman, which has not been cured within 30 days after Employee's receipt of written notice of such failure; or (ii) the intentional or knowing breach by Employee of his obligations under Sections 5, 6, or 11 of this Agreement. If Cause as

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defined in clause (b) of the preceding  sentence  continues to exist thirty (30)
days after written notice, Employee's employment hereunder shall immediately cease and terminate, and the Corporation shall have no further obligations hereunder. The Employee may voluntarily leave the employ of the Corporation at any time, but the Corporation shall have no further obligations hereunder. The Board of Directors of the Corporation shall have the right to terminate the Employee's employment without Cause at any time, effective immediately. If the
Corporation   terminates  the  Employee's  employment  without  Cause  prior  to expiration of the Employment Period, the Corporation shall pay Employee (i) all installments due for Regular Remuneration through the remaining term of the Employment Period, which shall continue to be payable in installments in accordance with Section 3 hereof; (ii) all damages for loss of Fringe Benefits or benefits under any "employee benefit plan" (as defined in Section 3 of ERISA) sponsored by the Corporation which the Employee would have received if the Corporation had not terminated the Employee without Cause and had this Agreement continued for the remainder of the Employment Period, provided, however, that in lieu thereof, the Corporation shall have the right to continue providing Fringe Benefits (or substantially equivalent benefits) to the Employee for the remaining term hereof, if reasonably acceptable to Employee; (iii) legal fees and expenses, if any, incurred as a result of such termination; and (iv) his share of the EBP for the fiscal year in which such termination occurs as and when such bonus is otherwise payable in accordance with the terms of the EBP. Employee shall not be required to mitigate the amount of any payment due him under this Section by seeking employment or otherwise; provided, however, that compensation and benefits received by Employee after termination without Cause will offset Employee's termination benefits and damages payable under this
Section 8 on account of such termination without Cause. The Corporation shall use its best efforts to maintain all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to his termination without Cause. If such participation cannot be maintained with the exercise of the Corporation's best efforts, Employee shall be entitled to receive an amount necessary to provide the Employee and his dependents equivalent benefits for the remainder of the Employment Period. For purposes of this Section, termination without Cause shall include, but not be limited to:
(i) any material change in Employee's duties as Executive Vice President or assignment of the Employee to duties

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materially inconsistent with the position of Executive Vice President;  (ii) any removal of the Employee from or any failure to re-elect the Employee to any of the positions indicated in Section 1 hereof; (iii) a reduction in the Employee's salary or Fringe Benefits, or adverse change in the terms of participation or benefits under the EBP provided, that no termination without Cause shall be
deemed  to  have  occurred  if  the  Corporation   provides  benefits  that  are
substantially equivalent to the Fringe Benefits provided at the time of determination; or (iv) any breach of this Agreement by the Corporation which is not cured by the Corporation within thirty (30) days after receiving written notice of such breach.

                  9. Change in Control or Sale of the Corporation. If the Corporation shall undergo a Change in Control (as hereinafter defined) or a Sale of the Corporation (as hereinafter defined, and, in such event, the Corporation fails to obtain the assumption of this Agreement by any successor to the Corporation under Section 14 hereof prior to the date of such succession) during the Employment Period, Employee shall be entitled to receive for the remainder of the Employment Period or twelve (12) months which ever shall be longer (i) all future installments due for Regular Remuneration, which shall continue to be payable in installments in accordance with Section 3 hereof; (ii) all damages for loss of Fringe Benefits or benefits pursuant to any employee benefit plan sponsored by the Corporation which the Employee would have received if there had been no Change in Control or Sale of the Corporation, and (iii) a share of the EBP for the fiscal year in which such Change in Control or Sale of the Corporation occurs, as and when such bonus is otherwise payable in accordance with the terms of the EBP, payable as follows: (i) if such Change in Control or Sale of the Corporation occurs during the first quarter of the Corporation's fiscal year, the Employee shall receive 25% of the bonus he would otherwise have been entitled to for such fiscal year; (ii) if such Change in Control or Sale of the Corporation occurs during the second quarter of the Corporation's fiscal year, the Employee shall receive 50% of the bonus he would otherwise have been entitled to for such fiscal year; and if such Change in Control or Sale of the Corporation occurs during the third or fourth quarters of the Corporation's fiscal year, the Employee shall receive 100% of the bonus he would otherwise have been entitled to for such fiscal year. The obligations of the Corporation in the preceding sentence shall not apply to any Change in Control or Sale of the Corporation in which the Employee receives a

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realized return on his investment in equity securities of Holding equal to three times the cost of such investment. For purposes hereof, a realized return shall mean the (i) cash, (ii) market value of registered, publicly traded and tradeable securities not subject to transfer restrictions or restrictions under Rule 144 under the Securities Act of 1933 , as amended, and/or (iii) fair value (as determined by the Board of Directors of the Corporation acting in good faith) of all other securities, in each case received by Employee in any Change of Control or Sale of the Corporation transaction. Employee shall not be required to perform further duties hereunder and shall not be required to mitigate his damages in the event a Change in Control or Sale of the Corporation shall occur during the Employment Period. A Change in Control shall be deemed to have occurred if: (i) Desa Holdings Corporation ("Holding") shall own less than 90% of all the issued and outstanding voting securities of the Corporation; or
(ii) a sale of substantially all the assets of the Corporation; provided, that no Change in Control shall be deemed to have occurred in the event that, subsequent to such transaction, Employee continues to be employed by the successor entity under terms, conditions and for compensation substantially identical to the terms of this Agreement. A "Sale of the Corporation" shall be deemed to have occurred if (i) J.W. Childs Equity Partners, L.P. ("JWC") with its Affiliates (as hereinafter defined, the "Control Group") shall cease to own of record and beneficially an amount of Voting Securities of Holding equal to at least 50% of the amount of Voting Securities (other than by virtue of a reverse stock split of such Voting Securities) of Holding owned by the Control Group of record and beneficially as of the close of business on November 26, 1997; (ii) any Person or related group (as defined in Rule 13(d) under the Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Control Group, shall be or become the "beneficial owner" (as defined in Rules 12(d)-3 and 13(d)-5 under the
Exchange  Act),  directly  or  indirectly,   of  a  greater  percentage  of  the
outstanding Voting Securities of Holding than is owned beneficially by the Control Group and the Control Group no longer has the right to seat a majority of the directors of Holding; (iii) all or substantially all of the assets of Holding are sold or otherwise transferred for value, other than to a lender in a secured transaction and other than in a transaction following which the Control Group owns of record and beneficially at least 50% of the Voting Securities of the acquiring Person; or (iv) (in the event of a merger or consolidation) Holding is merged or consolidated with or into another entity and, as a

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result thereof,  the Control Group and the Management Holders (as defined in the
Stockholders Agreement dated as of November 26, 1997 by and among Holding and the parties thereto) hold, beneficially and of record, less than 50% of the Voting Securities of the surviving entity. As used herein, "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, that, as to JWC, the term Affiliate shall include the partners, officers, directors and employees of J.W. Childs Associates, L.P., their spouses, children, and other members of their immediate family and trusts, family limited partnerships and other estate planning vehicles created for the benefit of such persons. As used in the preceding sentence, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the Voting Securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. As used herein, "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or other entity of whatever nature. As used herein, "Voting Securities" means common equity securities (or equivalent partnership or joint venture interests) having the right to vote generally in matters coming before common equity holders.

                  10. Coordination of Rights. In the event that Employee suffers termination of Employment without Cause and a Change in Control or Sale of the Corporation also occurs, Section 8 shall be disregarded and Section 9 shall apply.

                  11.      Covenant Not to Compete; Non-Solicitation, etc.

                           (a)  While  employed  by the  Corporation  and  for a
period of three years following termination of employment, the Employee will not, directly or indirectly as an individual or as part of a partnership or other business association, or otherwise, compete with the business of the Corporation or its subsidiaries in North America or in any other jurisdiction in which the Corporation or a subsidiary thereof conducts substantial business, nor will he enter the employ of, or act as an agent for or as a director, consultant, or officer of, any person, firm, partnership or corporation engaged in a line of business in North America or in any other

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jurisdiction  in  which  the  Corporation  or  a  subsidiary   thereof  conducts
substantial business that is directly or indirectly in competition with the business of the Corporation or its subsidiaries as the same is being conducted at such termination of employment.

                           (b) The Employee  further agrees that he will not, at
any time during or within three years after the termination of employment under this Agreement, however caused, solicit, interfere with, employ, endeavor to entice away from the Corporation, or any subsidiary of the Corporation, any customer, supplier or employee.

                           (c)   With   respect   to  any   issues   as  to  the
enforceability of the foregoing provisions, the Employee agrees that the foregoing are reasonable in terms of scope and duration and both parties agree that a court making a determination on the issue of validity, legality or enforceability of the foregoing, may modify the duration or scope of the provisions of this Section 11 and/or delete or modify specific words or phrases ("blue penciling"), and in its reduced or blue-penciled form, the foregoing shall be enforceable and enforced. The Employee agrees that in the event of a breach of the foregoing provisions of this Section 11 or the provisions of
Section 5, the remedy of damages would be inadequate and the Corporation may apply to any court of competent jurisdiction to enjoin any violation, as well as seek all other legal remedies available upon ten days notice to Employee, provided that Employee shall not have cured such breach within such ten day period.

                  12. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                  13. Invalidity of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  14. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Corporation and any successor to the Corporation under the provisions of this

Agreement. For the purpose of this Agreement the term "successor" shall mean any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Corporation. This Agreement is personal to the Employee and is not assignable by the Employee.

                  15. Choice of Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto hereby consents to service of process in the State of Delaware as required pursuant to 6 Del. C. Section 2708(a).

                  16. Entire Agreement. This Agreement embodies the entire agreement of the parties respecting the matters within its scope, superseding any and all prior agreements or understandings with respect to the subject hereof and may be modified only in a writing signed by the party against whom enforcement is sought. The headings contained in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction or interpretation of the provisions of this Agreement.

                  17. Notices. All notices required or made pursuant to this Agreement shall be made, and shall be deemed to have been duly given when sent by, certified mail, return receipt requested, to the addresses set forth above or such other addresses later designated in writing by either of the parties.

                  IN WITNESS WHEREOF, the Corporation has caused this amended and restated Agreement to be executed on its behalf by an officer of the Corporation thereunto duly authorized, and the Employee has hereunto signed this Agreement, all as of November 26, 1997.

                                                 DESA INTERNATIONAL, INC.


                                                 By:
                                                     Title:


                                                     EMPLOYEE


                                                     JOHN M. KELLY

                                                                  EXHIBIT A-1
                                                      TO EMPLOYMENT AGREEMENT

                            DESA INTERNATIONAL, INC.
                              EXECUTIVE BONUS PLAN
                         (for fiscal years 1999 - 2003)

                                November 26, 1997


1. Participants. The Participants in this Plan shall be Robert H. Elman, John M. Kelly and Terry G. Scariot (each, a "Participant"). Each Participant shall be entitled to participate in the Plan as long as he is entitled to do so pursuant to the terms of his employment agreement with DESA International, Inc. (the "Company") as amended and restated as of the date hereof.

2. Share of Bonus Pool. Each Participant in this Plan shall be entitled to participate in the Bonus Pool (defined below) as follows: Robert H. Elman - 50%; John M. Kelly - 25%; and Terry G. Scariot - 25%. If a Participant's employment with the Company shall terminate, his right to participate in Bonus Pools under this Plan may be reallocated as provided in his employment agreement.

3. EBITDA Targets. For purposes of this Plan, the target earnings before interest, taxes, depreciation, amortization and bonus accruals under this Plan ("EBITDA") of the Company for each fiscal year shall be as follows:

                                                     EBITDA Target
              Fiscal Year                            (in millions)
                  1999                                  $48.50
                  2000                                  $55.70
                  2001                                  $64.10
                  2002                                  $74.10
                  2003                                  $86.00

         For purposes of this Plan, the actual EBITDA of the Company shall in each fiscal be determined on a consolidated basis with its parent, DESA Holdings, Inc., according to generally accepted accounting principles consistently applied, and shall be derived from the audited, consolidated financial statements of DESA Holdings, Inc. for such fiscal year.

         In the event that the Company or DESA Holdings, Inc. should make an acquisition or disposition of a material business, this Plan may be adjusted or revised, or a separate plan may be established for such acquired business, all as provided in Participants' employment agreements.

  4. Bonus Pools. After the end of each fiscal year, the Company shall establish a bonus pool (each, a "Bonus Pool") for the Participants as follows:

         a. If the actual EBITDA for such year is less than 95% of the EBITDA target for such fiscal year, there shall be no Bonus Pool for such year.

         b. If the actual EBITDA for such year is greater than 95% and less than or equal to 100% of the EBITDA target for such year, the Bonus Pool for such year shall equal 20% of the Cap Number for such year for each full percentage point by which the actual EBITDA exceeds 95% of the target EBITDA, up to a maximum of the Cap Number. For purposes hereof, the "Cap Number" shall mean $500,000 in fiscal year 1999, and for each fiscal year thereafter shall be equal to the Cap Number for the prior fiscal year increased by a factor equal to the positive growth rate in actual EBITDA for such fiscal year over actual EBITDA for the prior fiscal year, if such growth rate is in excess of 10%.

         c. If the actual EBITDA for such year is greater than 100% and less than or equal to 110% of the EBITDA target for such year, the Bonus Pool for such year shall be the greater of (i) the Cap Number for such year and (ii) 10% of the amount by which the actual EBITDA for such year exceeds 95% of the EBITDA target for such year.

         d. If the actual EBITDA for such year is greater than 110% of the EBITDA target for such year, the Bonus Pool for such year shall equal (i) the amount specified in subparagraph c above plus (ii) 15% of the amount by which the actual EBITDA for such year exceeds 110% of the EBITDA target for such year.

  5. Payment of Bonus. The calculation of the Bonus Pool for each fiscal year shall be determined promptly after the delivery of the audited financial statements of DESA Holdings, Inc. for such fiscal year, and bonus payments under this Plan shall be paid as soon as practicable after such determination.

                                                                      EXHIBIT B
                                                        TO EMPLOYMENT AGREEMENT

                         FRINGE BENEFITS FOR EXECUTIVES

The following fringe benefits as they exist and are administered on the Restatement Date of this Agreement:

1. Medical Insurance

2. Vacations

3. Use of Company Car

4. Office Facilities and Secretarial Services

5. Travel and Entertainment

6. Group Life Insurance

7. Disability Insurance

8. Country Club Dues

9. Section 401(k) Plan

10. Defined Contribution Pension Plan Supplement